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                                                                  Exhibit (a)(3)

                         Notice of Guaranteed Delivery

                                       to

                         Tender Shares of Common Stock

                                       of

                          Lifschultz Industries, Inc.

                                       to

                          Saltwater Acquisition Corp.
                    an indirect, wholly-owned subsidiary of

                              Danaher Corporation
                   (Not to be Used for Signature Guarantees)

   This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) are not immediately available or the certificates for Shares and all other required documents cannot be delivered to SunTrust Bank (the "Depositary") on or prior to the Expiration Date (as defined in the Offer to Purchase) or if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This instrument may be delivered by hand or transmitted by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:

                                 SunTrust Bank

 Facsimile for Eligible            By Mail:            By Overnight Courier or
      Institutions:              SunTrust Bank                By Hand:
      404-865-5371           Post Office Box 4625           SunTrust Bank
                            Atlanta, Georgia 30302         Stock Transfer
  Confirm by Telephone:                                      Department
     1-800-568-3476                                      58 Edgewood Avenue
                                                           Room 225, Annex
                                                       Atlanta, Georgia 30303


   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

   This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box in the Letter of Transmittal.

              The guarantee on the reverse side must be completed.

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Ladies and Gentlemen:

   The undersigned hereby tender(s) to Saltwater Acquisition Corp., a Delaware corporation and an indirect, wholly-owned subsidiary of Danaher Corporation, a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 22, 2001 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.001 per share (the "Shares"), of Lifschultz Industries, Inc., a Delaware corporation, indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.


 Number of Tendered Shares: __________________________________________________

 Certificate No(s) (if available): ___________________________________________
 _____________________________________________________________________________
 Check box if Shares will be tendered by book-entry transfer:
 Name of Tendering Institution: ______________________________________________
 Dated: __________________, 2001
 Name(s) of Record Holder(s): ________________________________________________
 _____________________________________________________________________________
                                 (Please Print)
 Address(es): ________________________________________________________________
 _____________________________________________________________________________
                                   (Zip Code)
 Area Code and Telephone No(s): ______________________________________________
 SIGN HERE
 Signature(s): _______________________________________________________________
           ___________________________________________________________________

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

   The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP) or any other "eligible guarantor institution" (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, in either case, together with the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three Nasdaq National Market trading days after the date hereof.

   The eligible guarantor institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period indicated herein. Failure to do so may result in financial loss to such eligible guarantor institution.


 Name of Firm: _______________________________________________________________
             _________________________________________________________________
                             (Authorized Signature)
 Address: ____________________________________________________________________
 _____________________________________________________________________________
                                   (Zip Code)
 Title: ______________________________________________________________________
 Name: _______________________________________________________________________
                             (Please Print or Type)
 Area Code and Telephone No.: ________________________________________________
 Dated: __________________, 2001

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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